Calculation of Filing Fee Tables
S-1
Park Dental Partners, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	1,765,250	$ 14.00	$ 4,713,500.00	0.0001381	$ 650.93
Fees to be Paid	2	Equity	Representative's Warrants to purchase shares of Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock issuable upon exercise of the Representative's Warrants	457(a)	105,915	$ 16.80	$ 339,372.00	0.0001381	$ 46.87
Fees Previously Paid		Equity	Common Stock, par value $0.0001 per share	457(o)			$ 20,000,000.00		$ 3,062.00
Fees Previously Paid	4	Equity	Representative's Warrants to purchase shares of Common Stock	Other					$ 0.00
Fees Previously Paid		Equity	Shares of Common Stock issuable upon exercise of the Representative's Warrants	457(o)			$ 1,440,000.00		$ 220.46
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 26,492,872.00		$ 3,980.26
			Total Fees Previously Paid:						$ 3,282.46
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 697.80
Offering Note
[1]	Note 1.a. Includes 1,535,000 shares of common stock offered by the Registrant pursuant to the offering and 230,250 shares of common stock that the Underwriters have the option to purchase to cover over-allotments, if any. Note 1.b. This registration fee only includes the payment of $697.80 for an additional $4,713,500 of shares and $339,372 of Warrant Shares as the Registrant previously paid $3,282.46 for the registration of $20,000,000 of shares and $1,440,000 of Warrant Shares under the Securities and Exchange Commission's prior fee rate in effect until September 30, 2025 in connection with the registration statement on Form S-1 (File No.: 333-290001) filed with the SEC on September 3, 2025.

[2]	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

[3]	The Registrant will issue to the Representative of the Underwriters warrants to purchase a number of shares of Common Stock equal to an aggregate of 6.0% of the shares offered hereby. The exercise price of the Representative's Warrants is equal to 120% of the offering price of the shares of Common Stock offered hereby. See Offering Note 1.b.

[4]	See offering note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A